Exhibit 99

Palatin Technologies, Inc. Reports First Quarter
Fiscal Year 2016 Results;
Teleconference and Webcast to be held on November 12, 2015

CRANBURY, NJ – November 12, 2015 – Palatin Technologies, Inc. (NYSE MKT: PTN), a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential, today announced results for its first quarter ended September 30, 2015.

Recent Highlights

●	Bremelanotide development for Female Sexual Dysfunction (FSD):
	o	Palatin’s two Phase 3 clinical trials for the treatment of FSD initiated in December 2014 and January 2015 are progressing as planned and meeting target objectives.
	o	Patient enrollment is over 90% complete and is expected to be completed by the end of this calendar year.
	o	Top-line results are expected to be released in the third quarter of calendar year 2016.
o
The clinical trials are designed to randomize approximately 1,100 women (~550 each trial) to evaluate efficacy and safety of subcutaneous bremelanotide in premenopausal women with hypoactive sexual desire disorder as an on-demand, as-needed treatment. For more information visit reconnectstudy.com.

●	Financing Transactions
	o	July 2015, Palatin closed on $30 million of debt and equity financing consisting of:
		■	$10 million venture loan, which includes an interest-only payment period for the first eighteen months of a four year secured term loan.
		■	$20 million private placement of Series E warrants to purchase 21,917,808 shares of common stock and Series F warrants to purchase 2,191,781 shares of common stock.

First Quarter Fiscal 2016 Financial Results

Palatin reported a net loss of $(12.4) million, or $(0.08) per basic and diluted share, for the quarter ended September 30, 2015, compared to net income of $0.8 million, or $0.01 per basic and diluted share, for the same period in 2014.

The difference for the three months ended September 30, 2015 and 2014 was primarily attributable to the increase in expenses relating to the Phase 3 clinical trial program with bremelanotide for FSD in the quarter ended September 30, 2015 and secondarily to the revenue recognition of the upfront payment relating to the license agreement with Gedeon Richter in the quarter ended September 30, 2014.

Revenue

There were no revenues recorded in the quarter ended September 30, 2015. Palatin recognized $4.9 million of license revenue under our agreement with Gedeon Richter for the quarter ended September 30, 2014, which consisted entirely of the portion of the license payment that was non-contingent and non-refundable.

Operating Expenses

Total operating expenses for the quarter ended September 30, 2015 were $11.8 million compared to $4.0 million for the comparable quarter of 2014.  The increase in operating expenses for the quarter ended September 30, 2015 was the result of an increase in costs primarily relating to the Phase 3 clinical trial program with bremelanotide for FSD.

Other Income/Expense

Total other income (expense), net, was $(0.6) million for the quarter ended September 30, 2015 consisting primarily of interest expense related to the venture debt and $(0.1) million primarily consisting of a foreign exchange transaction loss for the quarter ended September 30, 2014.

Cash Position

Palatin’s cash and cash equivalents were $47.5 million as of September 30, 2015, compared to cash and cash equivalents $27.3 million at June 30, 2015.  Current liabilities were $10.6 million as of September 30, 2015, compared to $7.4 million as of June 30, 2015.

Palatin believes that existing capital resources will be adequate to fund our planned operations through the quarter ending September 30, 2016.

CONFERENCE CALL / WEBCAST

Palatin will host a conference call and webcast on November 12, 2015 at 11:00 a.m. Eastern Time to discuss the results of operations in greater detail and an update on corporate developments.  Individuals interested in listening to the conference call live can dial 1-877-876-9177 (domestic) or 1-785-424-1666 (international), pass code 194249.  The webcast and replay can be accessed by logging on to the “Investor/Media Center-Webcasts” section of Palatin’s website at http://www.palatin.com.  A telephone and webcast replay will be available approximately one hour after the completion of the call.  To access the telephone replay, dial 1-888-203-1112 (domestic) or 1-719-457-0820 (international), pass code 194249.  The webcast and telephone replay will be available through November 19, 2015.

About Palatin Technologies, Inc.

Palatin Technologies, Inc. is a biopharmaceutical company developing targeted, receptor-specific peptide therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential.  For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com.

Forward-looking Statements

Statements in this press release that are not historical facts, including statements about future expectations of Palatin Technologies, Inc., such as statements about clinical trial results, potential actions by regulatory agencies including the FDA, regulatory plans, development programs, proposed indications for product candidates and market potential for product candidates, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause Palatin’s actual results to be materially different from its historical results or from any results expressed or implied by such forward-looking statements. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for reasons including, but not limited to, results of clinical trials, regulatory actions by the FDA and the need for regulatory approvals, Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials, the length of time and cost required to complete clinical trials and submit applications for regulatory approvals, products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies, commercial acceptance of Palatin’s products, and other factors discussed in Palatin’s periodic filings with the Securities and Exchange Commission. Palatin is not responsible for updating for events that occur after the date of this press release.

Palatin Technologies Investor Inquiries:
Stephen T. Wills, CPA, MST
Chief Operating Officer / Chief Financial Officer
Tel: (609) 495-2200 / info@Palatin.com

Palatin Technologies Media Inquiries:
Paul Arndt, MBA, LifeSci Advisors, LLC
Managing Director
Tel: (646) 597-6992 / Paul@LifeSciAdvisors.com

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2015	2014
REVENUES:
License revenue	$-	$4,932,315

OPERATING EXPENSES:
Research and development	10,597,714	2,923,966
General and administrative	1,199,937	1,114,461
Total operating expenses	11,797,651	4,038,427

(Loss) income from operations	(11,797,651)	893,888

OTHER INCOME (EXPENSE):
Interest income	15,740	3,799
Interest expense	(628,008)	(1,730)
Foreign exchange transaction loss	-	(101,283)
Total other income (expense), net	(612,268)	(99,214)

NET (LOSS) INCOME	$(12,409,919)	$794,674

Basic net (loss) income per common share	$(0.08)	$0.01

Diluted net (loss) income per common share	$(0.08)	$0.01

Weighted average number of common shares outstanding used in computing basic net (loss) income per common share	156,357,755	106,953,898

Weighted average number of common shares outstanding used in computing diluted net (loss) income per common share	156,357,755	107,946,021

PALATIN TECHNOLOGIES, INC.
and Subsidiary
Consolidated Balance Sheets
(unaudited)

	September 30, 2015	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$47,523,791	$27,299,268
Prepaid expenses and other current assets	1,810,151	1,896,747
Total current assets	49,333,942	29,196,015

Property and equipment, net	130,199	123,158
Other assets	219,983	155,279
Total assets	$49,684,124	$29,474,452

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,436,844	$1,106,484
Accrued expenses	6,247,586	6,223,483
Notes payable, net of discount	907,259	-
Capital lease obligations	26,251	25,871
Total current liabilities	10,617,940	7,355,838

Notes payable, net of discount, net of current portion	18,618,459	9,781,086
Capital lease obligations	35,041	41,749
Other non-current liabilities	178,261	91,304
Total liabilities	29,449,701	17,269,977

Stockholders’ equity:
Preferred stock of $0.01 par value – authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,030 shares as of September 30, 2015 and 4,697 shares as of June 30, 2015, respectively	40	47
Common stock of $0.01 par value – authorized 300,000,000 shares;
issued and outstanding 68,029,352 shares as of September 30, 2015 and 57,128,433 shares as of June 30, 2015, respectively	680,293	571,284
Additional paid-in capital	323,663,325	303,332,460
Accumulated deficit	(304,109,235)	(291,699,316)
Total stockholders’ equity	20,234,423	12,204,475
Total liabilities and stockholders’ equity	$49,684,124	$29,474,452